UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2003

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

Item 12. Results of Operations and Financial Condition.

On November 19, 2003, Brown Shoe Company, Inc. issued a press release announcing, among other things, the Company's earnings for the quarter and nine months ending November 1, 2003 and certain forward-looking guidance. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.6. of Form 8-K, the information contained in Item 12 and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: November 19, 2003	/s/ Michael I. Oberlander
Michael I. Oberlander Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated November 19, 2003